Exhibit 10.2 Consulting Agreement between International Environmental Management, Inc. and Equity Periodicals, Inc.

                              CONSULTANT AGREEMENT

         This Agreement is entered into as of the 25st day of June 2001, by and between International Environmental Management, Inc, a Nevada corporation (hereinafter the "Company"), and Equity Periodicals, Inc. (hereinafter "Consultant") under the following terms and conditions:

                                    RECITALS:

         WHEREAS, it in the best interest of the Company to employ the services of Consultant upon the terms and conditions hereinafter set forth; and;

         WHEREAS, it is the desire of Consultant to be employed upon the terms and conditions hereinafter set forth; and;

         WHEREAS, the Company requires the services of the Consultant to advise the Company with respect to media relations for the Company and potential mergers and acquisitions the Company may engage in; and

         WHEREAS, through inadvertence only, adequate compensation for the Consultant's services had not previously been provided for.

         NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements hereinafter set forth, the parties hereto agree as follows:

2.       COMPENSATION

         2.1 As full compensation for the services previously rendered by the Consultant, the Consultant agrees to accept and the Company agrees to compensate the Consultant by issuing and delivering to consultant 300,000 unrestricted shares of the Company's common stock to be issued under a Form S-8 Registration to be undertaken by the Company as soon as practicable.

         2.2 As Compensation for services to be rendered by the Consultant on behalf of the Company, the Company shall issue an additional 700,000 shares of unrestricted common stock options, exercisable @ .30$ (Thirty Cents) of the Company to be issued to the Consultant according to the following schedule:
350,000 shares on June 30, 2001; 350,000 shares on July 30, 2001. The options shall be registered under a Form S-8 registration statement along with the above-mentioned shares.

         2.3 Compensation shall not be subject to withholding or other taxes as they shall be the responsibility of the Consultant.

2. SERVICES

         2.2 Consultant agrees to provide to the Company the following services on behalf of the Company:

         (5) Assist the Company in identifying potential merger and acquisition candidates;

         (6) Assist the Company in performing on site physical due diligence for potential mergers and acquisitions candidates;

         (7) Assist the Company in its sales presentations in regards to potential mergers and acquisitions

         (8)   Retain a media relations firm for the Company.

         2.2 All out of pocket expenses incurred by the Consultant on behalf of the Company and evidenced by receipt and pre-approved by the Company, shall be the responsibility of the Company.

3. TERM

         This agreement shall expire March 1, 2002.

4. THE COMPANY'S AUTHORITY

         Consultant agrees to observe and comply with the reasonable rules and regulations of the Company as adopted by the Company's Board of Directors either orally or in writing respecting performance of its duties and to carry out and perform orders, directions and policies stated by the Board of Directors, from time to time, either orally or in writing.

5. NOTICES

         All notices, requests, demands and other communications provided for by this Agreement shall be in writing and (unless otherwise specifically provided herein) shall be deemed to have been give at the time when mailed in ay general or branch United State Post Office, enclosed in a registered or certified postpaid envelope, addressed to the parties state below or to such changed address as such party may have fixed by notice:

         TO THE COMPANY:        International Environmental Management, Inc.
                                5801 Wiley Street
                                Hollywood, Florida 33023
                                Attn:  Harold Solomon, President

         CONSULTANT:            Equity Periodicals, Inc.
                                304 SW 85th terrace Suite# 210
                                Pembroke Pines, FL  33025
                                Attn: David Godfrey, President
6. GOVERNING LAW

         This Agreement will be governed by and construed in accordance with the laws of the State of Florida.

7. BINDING NATURE

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective representatives, heirs, successors and assigns.

8. CORPORATE APPROVALS

         The Company represents and warrants that the execution of this Agreement by its respective corporate officers named below has been duly authorized by the Board of Directors of the Company, is not in conflict with any Bylaw or other agreement and will be a binding obligation of the Company enforceable in accordance with its terms.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date above written.

"THE COMPANY"

INTERNATIONAL ENVIRONMENTAL MANAGEMENT, INC.

By:   /S/ HAROLD SOLOMON
     ---------------------------------
         Harold Solomon - President

"THE CONSULTANT"

EQUITY PERIODICALS, INC.

By:    /S/ DAVID GODFREY
     ---------------------------------
         David Godfrey, President